Exhibit 99.1

MEDIA RELEASE

AmTrust to Voluntarily Delist and Deregister All Series of Preferred Stock and
Subordinated Notes
NEW YORK, January 18, 2019 - AmTrust Financial Services, Inc. (“AmTrust” or the “Company”) today announced that its Board of Directors has approved the voluntary delisting of all six series of preferred stock and two series of subordinated notes from the New York Stock Exchange.
The Company intends to voluntarily delist the Series A Preferred Stock (NYSE: AFSI-PA) (the “Listed Preferred Stock”), the Company’s Depositary Shares representing 1/40th of a share of its Series B, C, D, E and F Preferred Stock, respectively (NYSE: AFSI-PB, AFSI-PC, AFSI-PD, AFSI-PE, AFSI-PF) (collectively, the “Listed Depositary Shares”), the Company’s 7.25% Subordinated Notes due 2055 (NYSE: AFSS) and the Company’s 7.50% Subordinated Notes due 2055 (NYSE: AFST) (collectively, the “Listed Subordinated Notes”, and with the Listed Preferred Stock and the Listed Depositary Shares, the “Listed Securities”).
The Company intends to file with the Securities and Exchange Commission (“SEC”) a notification on Form 25 on or about January 28, 2019 to delist and deregister the Listed Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects the delisting of the Listed Securities to become effective on or about February 7, 2019 at which time AmTrust's SEC reporting obligations with respect to the Listed Securities will be suspended.
AmTrust’s decision to delist and deregister the Listed Securities was based on its determination that the administrative costs and burdens associated with maintaining the listings on the NYSE and the registration exceed the benefits given the small number of record holders and low daily trading volume. In addition, this decision was made in light of the Company's new ownership structure and the resulting changes to its long-term strategy, following the completion of AmTrust’s go-private transaction on November 29, 2018 and the delisting of its common stock.
Each series of the Preferred Stock and the Subordinated Notes will continue to remain an outstanding obligation of AmTrust. The Company plans to continue paying quarterly dividends and interest on the Listed Securities consistent with its rights and obligations.
About AmTrust Financial Services, Inc.
AmTrust Financial Services, Inc., a multinational insurance holding company headquartered in New York, offers specialty property and casualty insurance products, including workers' compensation, commercial automobile, general liability and extended service and warranty coverage through its primary insurance subsidiaries rated "A-" (Excellent) by A.M. Best. AmTrust is included in the Fortune 500 list of largest companies. For more information about AmTrust visit www.amtrustfinancial.com.
Forward Looking Statements
This news release contains certain forward-looking statements that are intended to be covered by the safe harbors created by the Private Securities Litigation Reform Act of 1995. When we use words such as "anticipate," "intend," "plan," "believe," "estimate," "expect," or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include the plans and objectives of management for future operations, including those relating to future growth of our business activities and availability of funds, and estimates of the impact of material weaknesses in our internal control over financial reporting, and are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the ability to recognize the benefits of the merger, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a further downgrade in the financial strength ratings of our insurance subsidiaries, changes in tax laws, the effect of the performance of financial markets on our investment portfolio, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, our ability to timely and effectively remediate the material weakness in our internal control over financial reporting and implement effective internal control over financial reporting and disclosure controls and procedures in the future, risks associated with conducting business outside the United States, the impact of Brexit, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd. or National General Holdings Corp., breaches in data security or other disruptions with our technology, any inability to keep pace with technological advances, heightened competition, changes in pricing environments, changes in asset valuations and the results of legal proceedings, including litigation relating to the merger. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in our filings with the SEC, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The projections and statements in this news release speak only as of the date of this news release and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

AmTrust Financial Services

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